NEXUS BIOPHARMA, INC.

Balance Sheets

	May 31	February 29
	2016	2016
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$125,809	$9,925
Total Current Assets	125,809	9,925

Intangible Asset, net	8,113	-

TOTAL ASSETS	$133,922	$9,925

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES

Accounts payable and accrued expenses	$733,294	$735,606
Short term note payable	292,500	-

Total Current Liabilities	1,025,794	735,606

Convertible notes payable - net of
unamortized debt discount of $17,222 and 18,889	42,778	41,111

Total Long Term Liabilities	42,778	41,111

TOTAL LIABILITIES	1,068,572	776,717

STOCKHOLDERS' DEFICIT

Common stock, $.00001 par value; 100,000,000 shares authorized; 7,416,623 and 6,498,623 shares issued and outstanding, respectively	74	65
Additional paid-in-capital	1,933,281	1,841,490
Accumulated Stockholders' Deficit	(2,868,005)	(2,608,347)
Total Stockholders' Deficit	(934,650)	(766,792)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$133,922	$9,925

The accompanying notes are an integral part of these financial statements.

NEXUS BIOPHARMA, INC.

Statements of Operations

For the three months ended

(unaudited)

	May 31, 2016	May 31, 2015

OPERATING EXPENSES
General and administrative	$248,014	$42,051
Research and development	7,500	103,400

Total Operating Expenses	255,514	145,451

OTHER INCOME (EXPENSE)
Interest income (expense)	(4,144)	-

NET LOSS	$(259,658)	$(145,451)

BASIS AND DILUTED NET LOSS PER SHARE	$(0.04)	$(0.31)

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIS AND DILUTED	6,933,014	473,439

The accompanying notes are an integral part of these financial statements.

NEXUS BIOPHARMA, INC.

Statement of Stockholders' Deficit

For the three months ended May 31, 2016

(unaudited)

	Common Stock		Additional		Total
			Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance at February 29, 2016	6,498,623	$65	$1,841,490	$(2,608,347)	$(766,792)

Issuance of common stock for services	918,000	9	91,791	-	91,800

Net loss	-	-	-	(259,658)	(259,658)

Balance at May 31, 2016 (unaudited)	7,416,623	$74	$1,933,281	$(2,868,005)	$(934,650)

The accompanying notes are an integral part of these financial statements.

NEXUS BIOPHARMA, INC.

Statements of Cash Flows

For the three months ended

(unaudited)

	May 31, 2016	May 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(259,658)	$(145,451)
Adjustments to reconcile net loss to net cash used by operating activities
Amortization of debt discount	1,667	-
Amortization expense	137	-
Stock based compensation	91,800	-
Change in operating assets and liabilities
Accounts payable and accrued expenses	(2,312)	123,399
NET CASH USED IN OPERATING ACTIVITIES	(168,366)	(22,052)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for website development costs	(8,250)	-
NET CASH USED IN INVESTING ACTIVITIES	(8,250)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	292,500	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	292,500	-

NET INCREASE (DECREASE) IN CASH	115,884	(22,052)

Cash at the beginning of the period	9,925	22,052

Cash at the end of the period	$125,809	$-

SUPPLEMENTAL DISCLOSURES:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

NEXUS BIOPHARMA, INC.

Notes to Financial Statements

May 31, 2016 and May 31, 2015

NOTE 1 – NATURE OF OPERATIONS AND GOING CONCERN

Nexus BioPharma, Inc. (”we”, “our”, “NBPC”, “the Company”) was incorporated in Delaware on April 17, 2013. During this time the Company devoted substantially all of its efforts to activities such as financial planning and raising capital. The Company did not have any transactions from incorporation date through the period ended February 28/2014.

NBP is a life science company focused on the development and commercialization of a pharmaceutical preparation to treat obesity and the symptoms of type 2 diabetes.

On February 1, 2016, the Company effected a 1 for 13.5 reverse stock split of its common stock.  All share information in the financial statements for fiscal years 2016 and 2015 reflect the impact of the reverse stock split.

BASIS OF PRESENTATION

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial statements. Accordingly, such interim financial statements do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete annual financial statements. The information furnished reflects all adjustments, consisting only of normal recurring items which are, in the opinion of management, necessary in order to make the financial statements not misleading. The balance sheet as of February 29, 2016 has been derived from the Company’s annual financial statements that were audited by an independent registered public accounting firm, but does not include all of the information and footnotes required for complete annual financial statements. The financial statements included in this Quarterly Report should be read in conjunction with the financial statements and the notes thereto included in the Company’s Annual Report on Form 8-K for the fiscal year ended February 29, 2016.

Going Concern

These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception and has a working capital deficit, which raises substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the Company’s ability to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 2 – LICENSE AGREEMENT AND COMMITMENTS

The Company entered in to a Patent and Technology License Agreement with the Albert Einstein College of Medicine, Massachusetts Institute of Technology, Cornell University, and the Regina Elena Cancer Institute (Licensors) in March 2014. The agreement grants the Company a world-wide exclusive license to materials and methods for use in the diagnosis and treatment of cancers, obesity and diabetes with inhibitors of Fyn kinase. In return the Company has agreed to Licensors, to reimburse licensors patent expenses thus far incurred, to pay all future patent expenses, pay a royalty on any sales of product using licensed technology, as well as certain minimum royalties and milestone payments.

Pursuant to the License Agreement, we are also obligated to make the following royalties and payments to the Licensors:

•

Royalty payment equivalent to 3% of net sales.

•

Royalty payment of minimum of a specified percentage of net sales in case the Company pays royalties to unaffiliated third parties for patent rights.

•

Pay 20% of any net proceeds that the Company will receive pursuant to a sublicense agreement that the Company will enter into with other parties.

•

Issue 30% of the Company outstanding common stock to the Licensors calculated on a fully diluted, as converted basis. Accordingly, we issued 126,984 common shares valued at $857,143 which was charged to research and development expense in the statements of operations.

•

Non-refundable license fee of $25,000 upon execution of License Agreement.

•

License maintenance fee of $30,000 on each of the first, second, third and fourth anniversary of the License Agreement. The payment may be credited against royalties made during the twelve month period.

•

License maintenance fee of $50,000, and $75,000 on the fifth and sixth anniversaries of the License Agreement, respectively. Each payment may be credited against royalties made during each such twelve month period.

•

License maintenance fee of $100,000 on the seventh and each subsequent anniversary of the License Agreement. Each payment may be credited against royalties made during each such twelve month period.

•

Milestone payments ranging from $100,000 to $750,000 if certain milestones are achieved.

Additionally, under the license agreement the Company is obligated to offer new shares to the licensors on a fully diluted basis for all new stock issues with the sale terms offered under the new issue. The License Agreement will terminate upon expiration of the patent. The initial payment of $30,000, due March 3, 2015 was not made and the second annual payment, due March 3, 2016 was not made. As of the date of this filing the Company has not received any demand for payment or notice of default from Albert Einstein College of Medicine. The Company plans to pay these minimum royalty payments as soon as adequate funds are available.

NOTE 3—RELATED PARTY TRANSACTIONS

The Company has an employment agreement with the principal officer and stockholder providing for a base salary of $43,750 in the three months ended May 31, 2016 and $36,250 in the three months ended May 31, 2015. The base salary shall be increased at the end of each year to reflect the change in the consumer price index and the board of directors may award increases in the base salary greater than those provided above.

If the officer continues active employment after 2016, compensation will be negotiated. The Company’s obligation under the employment agreement accrues only as the service is rendered. .  As of May 31, 2016 and February 29, 2016, unpaid salaries to the CEO amounted to $213,773 and $193,915, respectively.

On March 1, 2014, the Company entered into a consulting agreement with a principal stockholder providing monthly payments of $5,000 plus reimbursable travel expenses for a period of six months, after which, the agreement shall automatically renew for an additional three month term unless terminated by either party with 15 day prior notice. On June 1, 2014, the Company entered into a new agreement with the principal stockholder with the same terms as the previous one except that the monthly fee was increased to $7,500. Total consulting fees paid for the three months ended May 31, 2016 and 2015 amounted to $15,000 and $0, respectively.

NOTE 4 – SHORT TERM DEBT

Short term notes payable consist of an unsecured note payable of $292,500 with an interest rate of 10% and is due during April 2017

NOTE 5 – CONVERTIBLE NOTES PAYABLE

Convertible notes were issued during December 2015 and January 2016 with principal amounts totaling to $60,000. The notes are non-interest bearing and have a term of three years. The notes shall automatically convert into the Company’s planned units offering with each unit consisting of two shares of common stock and one warrant at a price of $1 per unit. An aggregate of 60,000 warrants were issued with the notes.  These warrants have an exercise price of $1.50 per share and a term of 3 years. The relative fair value of the warrants amounting to $20,000 was recognized as a debt discount and amortized over the term of the notes. As of May 31, 2016 the note has a balance of $42,778, net of $17,222 debt discount. Amortization expense for the three months ended May 31, 2016 and 2015 was $1,667 and $0, respectively.

NOTE 6 – EQUITY

Common and preferred stock

The Company is authorized to issue_100,000,000 shares of common stock with a par value of $0.0001 per share and 50,000,000 shares of preferred stock, with a par value $0.00001 per share.  There was no preferred stock outstanding as of May 31, 2016 and 2015.

During the three months ended May 31, 2016, the Company issued 918,000 common shares of common stock for consulting services at a price of $0.1/share for a total fair value of $91,800.

Warrants

As of May 31, 2016, the Company has an aggregate of 60,000 warrants outstanding with a weighted average exercise price of $1.50 and a weighted average remaining term of 2.64 years.

NOTE 7 – SUBSEQUENT EVENTS

Merger and Plan of Reorganization

On May 17, 2016 the Company entered into an Agreement and Plan of Reorganization (“Merger Agreement”) by and among Bio Pharma, Inc. a Nevada corporation (Nexus), the Company and Nexus Acquisition Corp. (“Acquisition Corp.”), a Delaware corporation and wholly owned subsidiary of Nexus. The Merger Agreement closed on June 9, 2016 and resulted in the following:

Acquisition Corp. merged with the Company with the latter as the surviving company in the merger.  The Company shall continue its corporate existence under the name “Nexus Biopharma Corporation”.

Each share of common stock of the Company prior to the merger converted into 4.8552632 shares of common stock, par value $0.001 per share, of Nexus.  Nexus then cancelled 35,500,000 shares of its common stock that were outstanding prior to the merger.

The Merger Agreement also provides that the Company’s stockholders shall receive convertible promissory notes corresponding to their proportional ownership interest of NBP common stock which shall be convertible into newly created shares of preferred stock of Nexus. The Nexus preferred shares shall be convertible into 36,000,000 shares of Nexus common stock.  The convertible notes will be issued once Nexus has the preferred shares in place.

The transaction is accounted for as a reverse acquisition and the Company is considered the accounting acquirer for financial reporting purposes.

Equity Line of Credit Agreement

The Company entered into an agreement with an Investor during June 2016. The terms of the agreement provide the Company shall issue and sell to the Investor up to $2,250,000 of the Company’s common stock. The Company can request in separate transactions a maximum advance amount of $200,000 in exchange for issuing to the Investor an equivalent amount of common stock valued at the current market price. The first advance amount will be calculated at $0.20 per share. The agreement will expire, either seven months from the agreement date or, when the investor shall have made the payment of advances totalling $2,250,000, whichever comes first.